                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                             ----------------------


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):
                      August 13, 1998 (July 15, 1998)


                             ----------------------


                        GRANITE BROADCASTING CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                        0-19728               13-3458782
(State or other jurisdiction           (Commission           (IRS Employer
     of incorporation)                 File Number)        Identification No.)


                          767 Third Avenue, 34th Floor
                            New York, New York 10017
                                 (212) 826-2530

   (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                    Item 1. Changes in Control of Registrant
                    ----------------------------------------

                                 Not Applicable


                  Item 2. Acquisition and Disposition of Assets
                  ---------------------------------------------

         On July 20, 1998, Granite Broadcasting Corporation (together with its consolidated subsidiaries, the "Company") acquired 100% of the outstanding stock of Pacific FM Incorporated, a California corporation ("Pacific"), the owner of KOFY-TV ("KOFY"), the WB affiliated station serving the San Francisco-Oakland-San Jose, California television market (the "KOFY Acquisition"). The terms and conditions of the KOFY Acquisition were determined based upon arms length negotiations between the Company and each of James J. Gabbert, Michael P. Lincoln, The Michael Lincoln Charitable Remainder Unitrust and The James J. Gabbert Charitable Remainder Unitrust and are set forth in (i) that certain Stock Purchase Agreement, dated as of October 3, 1997, and amended as of July 20, 1998, by and among the Company, Pacific, James J. Gabbert and Michael P. Lincoln (the "Stock Purchase Agreement"); (ii) that certain Stock Purchase Agreement, dated as of June 26, 1998, between the Company and The Michael Lincoln Charitable Remainder Unitrust (the "Lincoln Unitrust Stock Purchase Agreement") and (iii) that certain Stock Purchase Agreement, dated as of June 26, 1998, between the Company and The James J. Gabbert Charitable Remainder Unitrust (the "Gabbert Unitrust Stock Purchase Agreement" and, collectively with the Stock Purchase Agreement and the Lincoln Unitrust Stock Purchase Agreement, the "Agreements").

         In consideration for the purchase of all the stock of Pacific, the Company paid $143.8 million in cash, subject to certain adjustments as set forth in the Agreements. In addition, the Company paid $30.0 million to the principal shareholders of Pacific for a covenant not to compete in the San Francisco-Oakland-San Jose television market for a period of five years from the closing of the KOFY Acquisition.

         Upon the closing of the KOFY Acquisition, the Company acquired control of all of the assets of Pacific, including, but not limited to, all real property owned or held by Pacific in connection with the business and operations of KOFY and all broadcasting and other equipment, office furniture, fixtures, tapes, machinery, office materials and supplies, spare parts, tubes and other tangible personal property owned, leased or held by Pacific in connection with the business and operations of KOFY. The Company intends to continue to use these assets in the manner that such assets were used prior to the KOFY Acquisition.

         The consummation of the KOFY Acquisition was contingent on, among other things, approval by the Federal Communications Commission ("FCC") and other customary closing conditions.

In approving the KOFY Acquisition, the FCC granted the Company a nine-month waiver of its current duopoly rule, enabling the Company to continue to operate KNTV for nine months after the closing of the KOFY Acquisition. The Company has filed a petition for reconsideration of this ruling, requesting a permanent waiver of the duopoly rule or, alternatively, an interim duopoly waiver conditioned upon the outcome of the FCC's pending television ownership rulemaking proceeding. Chronicle Publishing Company, licensee of KRON-TV, San Francisco, California, has filed an opposition to the Company's petition for reconsideration.

         The Stock Purchase Agreement, filed as Exhibit 1 to the Company's Current Report on Form 8-K, dated and filed with the Securities and Exchange Commission (the "Commission") on October 17, 1997, and the Lincoln Unitrust Stock Purchase Agreement and the Gabbert Unitrust Stock Purchase Agreement, filed as Exhibits 2.3 and 2.4, respectively, to the Company's Current Report on Form 8-K, dated and filed with the Commission on July 1, 1998, are hereby incorporated by reference herein. The First Amendment to the Stock Purchase Agreement, dated as of July 20, 1998, is attached hereto as Exhibit 2.5 and is hereby incorporated by reference herein.

         On July 15, 1998, the Company sold the assets of WWMT-TV, the CBS affiliated station serving the Grand Rapids-Kalamazoo-Battle Creek, Michigan television market ("WWMT"), to Freedom Communications, Inc. ("Freedom") for a purchase price of approximately $150.6 million, subject to certain adjustments. The terms and conditions of such disposition were negotiated on an arms length basis and were set forth in that certain Purchase and Sale Agreement, dated as of February 18, 1998 (the "WWMT Sale Agreement"), and amended by that certain Purchase and Sale Agreement, dated as of July 15, 1998 (the "July Sale Agreement"), among the Company, certain of the Company's subsidiaries and Freedom. The assets sold by the Company included, without limitation, all real property owned or held by the Company and certain of its subsidiaries in connection with the business and operations of WWMT and all broadcasting and other equipment, office furniture, fixtures, tapes, machinery, office materials and supplies, spare parts, tubes and other tangible personal property owned or held by the Company and its subsidiaries in connection with the business and operations of WWMT.

         Pursuant to the terms and conditions set forth in the July Sale Agreement, the Company intends to sell substantially all of the assets of WLAJ-TV, the ABC affiliated station serving the Lansing, Michigan television market ("WLAJ"), to Freedom for a purchase price of $18.9 million, subject to certain adjustments. The Company currently operates WLAJ pursuant to a Time Brokerage Agreement and has an agreement to purchase substantially all of the assets of WLAJ. The concurrent acquisition and disposition of substantially all of the assets of WLAJ by the Company is expected to be completed in the third quarter of 1998.

         The WWMT Sale Agreement, filed as Exhibit 1 to the Company's Current Report on Form 8-K, dated and filed with the Commission on March 2, 1998, is hereby incorporated by reference herein. The July Sale Agreement is attached hereto as Exhibit 2.6 and is hereby incorporated by reference herein.

         The Company financed the KOFY Acquisition with proceeds from the sale of WWMT and approximately $18,000,000 in borrowings under the Company's
Fourth Amended and Restated Credit Agreement, dated as of June 10, 1998, among the Company, as Borrower, the Lenders listed therein, Bankers Trust Company, as Administrative Agent, The Bank of New York, as Documentation Agent, and Goldman Sachs Credit Partners L.P., Union Bank of California, N.A. and ABN AMRO Bank N.V., as Co-Agents (together with its predecessor, the "Credit Agreement").

         The Credit Agreement, filed as Exhibit 4.35 to the Company's Current Report on Form 8-K, dated and filed with the Commission on July 1, 1998, is hereby incorporated by reference herein.

                       Item 3. Bankruptcy or Receivership
                       ----------------------------------

                                 Not Applicable


             Item 4. Changes in Registrant's Certifying Accountants
             ------------------------------------------------------

                                 Not Applicable


                              Item 5. Other Events
                              --------------------

                                 Not Applicable


                  Item 6. Resignation of Registrant's Directors
                  ---------------------------------------------

                                 Not Applicable


                    Item 7. Financial Statements and Exhibits
                    -----------------------------------------

          A.       Financial Statements of Business Acquired.
                   ------------------------------------------

                  (See following pages)

                          INDEX TO FINANCIAL STATEMENTS


                                                                                                         Page
                                                                                                       Reference
                                                                                                       ---------


KOFY-TV (A Division of Pacific FM Incorporated)

Report of Independent Auditors.................................................................             6

Balance Sheets as of June 30, 1997 and 1996 and March 31, 1998 (unaudited).....................             7

Statements of Operations for the Years Ended June 30, 1997 and 1996 and
  Nine Months Ended March 31, 1998 and 1997 (unaudited)........................................             8

Statements of Cash Flows for the Years Ended June 30, 1997 and 1996 and
  Nine Months Ended March 31, 1998 and 1997 (unaudited)........................................             9

Notes to Financial Statements..................................................................            10


                         Report of Independent Auditors

The Board of Directors
Pacific FM Incorporated

We have audited the accompanying balance sheets of KOFY-TV, a Division of Pacific FM Incorporated as of June 30, 1997 and 1996, and the related statements of operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KOFY-TV at June 30, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

ERNST & YOUNG LLP


December 19, 1997
New York, New York

                                     KOFY-TV
                     (A Division of Pacific FM Incorporated)
                                 Balance Sheets

                                                                                                     March 31,
                                                                            June 30,                    1998
                                                                      1997             1996         (unaudited)
                                                                ---------------------------------------------------


Assets
Current assets:
   Cash                                                           $     17,575     $     33,667     $    267,000
   Accounts receivable, net of allowance for doubtful
     accounts                                                        4,248,264        3,416,250        3,762,000
     ($150,800 in 1997 and $150,000 in 1996)
   Due from affiliates                                              10,895,401       11,154,416                -
   Programming rights, including $1,911,243 and $500,725 of
     barter in 1997 and 1996, respectively                           2,825,746        1,654,576          914,000
   Deferred income taxes                                               318,054          257,041          318,000
   Prepaid expenses and other current assets                           162,845          279,003          966,000
                                                                ---------------------------------------------------
Total current assets                                                18,467,885       16,794,953        6,227,000

Property and equipment, net                                          1,323,116        1,483,660        1,106,000

Programming rights, less current portion                               839,070        1,170,111        2,731,000
Goodwill, net of accumulated amortization of $5,479,902
   in 1997 and $5,155,902 in 1996                                    4,179,891        4,503,891        3,937,000
Other assets                                                           363,371          448,512           86,000
                                                                ---------------------------------------------------
                                                                ---------------------------------------------------
Total assets                                                     $  25,173,333     $ 24,401,127     $ 14,087,000
                                                                ---------------------------------------------------
                                                                ---------------------------------------------------


Liabilities and shareholders' equity (deficit)
Current liabilities:
   Accounts payable                                              $     726,782     $  1,434,964     $    596,000
   Accrued expenses                                                  1,156,426          736,075          869,000
   Deferred barter income                                            1,005,302          726,285        1,005,000
   Income taxes payable                                              1,015,731          847,839        1,772,000
   Obligations for program rights, including $1,911,243 and
     $500,725 of barter in 1997 and 1996, respectively              15,340,602        8,246,966        2,372,000
   Due to affiliates                                                         -                -        1,015,000
   Current portion of long-term debt                                 1,224,642        1,056,385        1,195,000
                                                                ---------------------------------------------------
Total current liabilities                                           20,469,485       13,048,514        8,824,000

Obligations for program rights                                       1,692,956        7,354,934        6,115,000
Long-term debt                                                       9,699,730       10,240,644        6,796,000

Shareholders' equity (deficit):
   Common stock, $10 par value: 12,000 shares authorized
     1,530 shares issued and outstanding                                15,300           15,300           15,000
   Capital in excess of par value                                      112,546          112,546          113,000
   Accumulated deficit                                              (6,816,684)      (6,370,811)      (7,776,000)
                                                                ---------------------------------------------------
Total shareholders' deficit                                         (6,688,838)      (6,242,965)      (7,648,000)
                                                                ---------------------------------------------------
                                                                ---------------------------------------------------
Total liabilities and shareholders' deficit                       $ 25,173,333     $ 24,401,127     $ 14,087,000
                                                                ---------------------------------------------------
                                                                ---------------------------------------------------

See accompanying notes.

                                     KOFY-TV
                     (A Division of Pacific FM Incorporated)
                 Statements of Operation and Accumulated Deficit

                                                                                  Nine Months Ended
                                                                                      March 31,
                                             Years ended June 30,                    (unaudited)
                                            1997             1996              1998               1997
                                      ------------------------------------------------------------------------

Net revenues                            $   17,749,319   $   18,094,242    $   13,304,000    $   11,521,000
Barter revenue                               2,791,983        3,274,429         2,094,000         2,456,000
                                      ------------------------------------------------------------------------
Total revenue                               20,541,302       21,368,671        15,398,000        13,977,000

Station operating expense                   18,884,079       17,689,185        13,612,000        12,530,000
Amortization--goodwill and other               465,041          451,654           270,000           270,000
Depreciation                                   269,347          277,462           270,000           270,000
                                      ------------------------------------------------------------------------
Total operating expenses                    19,618,467       18,418,301        14,152,000        13,070,000

Operating income                               922,835        2,950,370         1,246,000           907,000

Other income (expense):
   Net interest expense                     (1,353,643)      (1,239,283)         (879,000)       (1,008,000)
   Other income (expense)                      237,885           56,442         1,230,000                --
                                      ------------------------------------------------------------------------
                                            (1,115,758)      (1,182,841)          351,000        (1,008,000)
                                      ------------------------------------------------------------------------

Income (loss) before income taxes             (192,923)       1,767,529         1,597,000          (101,000)
Income tax expense                             252,950          664,570           756,000            77,000
                                      ------------------------------------------------------------------------
Net income (loss)                             (445,873)       1,102,959           841,000          (178,000)

Accumulated deficit, beginning of
   period                                   (6,370,811)      (7,473,770)       (6,817,000)       (7,474,000)
Purchase of equity interest                         --               --        (1,800,000)               --
                                      ------------------------------------------------------------------------
Accumulated deficit, end of period      $   (6,816,684)  $   (6,370,811)   $   (7,776,000)   $   (7,652,000)
                                      ------------------------------------------------------------------------
                                      ------------------------------------------------------------------------


See accompanying notes.

                                     KOFY-TV
                     (A Division of Pacific FM Incorporated)
                            Statements of Cash Flows

                                                                                      Nine Months Ended March 31,
                                                      Year ended June 30,                     (unaudited)
                                                    1997              1996              1998              1997
                                              -------------------------------------------------------------------------


Cash flows from operating activities
Net income (loss)                                $   (445,873)     $  1,102,959      $    841,000     $   (178,000)
Adjustments to reconcile net income to
Net cash provided by operating activities:
     Depreciation and amortization expense            734,388           729,116           540,000          540,000
     Provision for doubtful accounts                      800                --                --               --
     Deferred income taxes                            (61,014)         (257,041)               --               --
     (Increase) decrease in assets:
       Programming rights and obligations             591,529        (1,789,887)       (8,527,000)        (176,000)
       Accounts receivable                           (832,814)          (92,206)          486,000          (91,000)
       Prepaid expense and other assets               116,158           (82,518)         (526,000)        (388,000)
     Increase (decrease) in liabilities:
       Accounts payable                              (708,181)          475,829          (131,000)         484,000
       Accrued liabilities                            420,350           178,507          (287,000)        (404,000)
        Income taxes payable                          167,892           763,610           757,000          603,000
        Deferred barter income                        279,017            63,731            84,000               --
                                              -------------------------------------------------------------------------
Net cash provided by (used in) operating
   activities                                         262,252         1,092,100        (6,763,000)         390,000

Cash flows from investing activities
Purchase of investment                                     --           (22,500)               --               --
Purchase of fixed assets                             (144,802)          (53,525)          (81,000)          (4,000)
Disposal of assets                                     36,000           225,329                --               --
                                              -------------------------------------------------------------------------
Net cash provided by (used in) investing             (108,802)          149,304           (81,000)          (4,000)
   activities

Cash flows from financing activities
Decrease (increase) in notes receivable               259,015        (2,949,840)       11,826,000          (31,000)
   due from related parties
Proceeds from note payable due bank                   267,000         3,300,000                --               --
Repayment of note payable due bank                   (639,657)       (1,511,481)       (2,933,000)        (275,000)
Payment for equity interest                                --                --        (1,800,000)              --
Deferred financing costs                              (55,900)          (98,000)               --               --
                                              -------------------------------------------------------------------------
Net cash provided by (used in) financing
   activities                                        (169,542)       (1,259,321)        7,093,000         (306,000)
                                              -------------------------------------------------------------------------

Net increase (decrease) in cash                       (16,092)          (17,917)          249,000           80,000
Cash at beginning of year                              33,667            51,584            18,000           34,000
                                              -------------------------------------------------------------------------
                                              -------------------------------------------------------------------------
Cash at end of year                              $     17,575      $     33,667      $    267,000     $    114,000
                                              -------------------------------------------------------------------------
                                              -------------------------------------------------------------------------
Supplemental disclosure of cash flow
   information
Cash paid during the period for:
Interest                                         $  1,365,451      $  1,244,820      $    880,000     $  1,010,000
                                              -------------------------------------------------------------------------
                                              -------------------------------------------------------------------------
Taxes                                            $     21,392      $    196,476                --               --
                                              -------------------------------------------------------------------------
                                              -------------------------------------------------------------------------

See accompanying notes.

                                     KOFY-TV
                     (A Division of Pacific FM Incorporated)
                          Notes to Financial Statements
                                  June 30, 1997


1. Summary of Significant Accounting Policies

a.   Nature of Business

     KOFY-TV (the "Company") is a division of Pacific FM Incorporated ("Pacific FM"). The Company was acquired in 1980 through a tax free exchange involving three stations owned and operated by Pacific FM. Pacific FM also owns and operates two radio stations, KOFY-AM and KDIA-FM, through its radio division ("Radio Division"), and an airplane through its wholly-owned subsidiary Next Century Aviation, Inc. ("Air Subsidiary"). The Company broadcasts commercial television programming in the metropolitan San Francisco television market on UHF station 20. Commercial time is sold and credit is granted to customers who are predominately advertising agencies. Collateral is not required for credit granted. Consequently, the Company's ability to collect amounts due from customers is affected by economic fluctuations in the advertising industry and the metropolitan San Francisco television market. However, credit risk with respect to uncollected receivables is limited due to the large number of customers comprising the customer base and their dispersion across different industries and geographical locations.

     In October 1997, the stockholders of Pacific FM agreed in principle to sell 51% of Pacific FM's outstanding common stock to Granite Broadcasting Corporation ("Granite"). At the closing of the sale, it is contemplated that Granite will acquire the remaining 49% of Pacific FM. The total price of all the stock of Pacific FM is $143,750,000 in cash. In addition, Granite will pay $30,000,000 to the principal shareholders of Pacific FM for a covenant not to compete in the San Francisco television market for a period of five years from the closing. Consummation of the sale is contingent on, among other things, FCC approval and satisfaction of certain other conditions. Prior to the closing of the sale, Pacific FM will sell or otherwise dispose of its Radio Division and Air Subsidiary as Granite's purchase of the outstanding stock of Pacific FM is based solely on the results of the Company. Thus, the accompanying financial statements do not include the accounts of the Radio Division and the Air Subsidiary.

b.   Program Rights

     Program rights represent the cost of broadcast license agreements for television programming. In accordance with the provisions of Financial Accounting Standards Board Statement No. 63, "Financial Reporting by Broadcasters," the Company records assets and liabilities for broadcast license agreements at the gross amount of the rights acquired and obligations incurred under these license agreements when the license period has begun, the cost of the program is known and the program has been accepted and is available for its first telecast.

     Barter programming transactions are accounted for at the fair market value of programming received. Accordingly, the fair value of the programming received is capitalized and amortized to expense as used. The related liability for these barter programming transactions is also recorded at the fair value of the programming received and is amortized to income as commercial time is aired.

     Amortization of program rights is computed for financial statement purposes using a sliding-scale method based upon the total available runs for a program and the number of times shown. The sliding-scale method results in a higher amortization expense for the first time a program is broadcast and a smaller amortization expense for each successive broadcast of the same title. Management estimates that amounts included in current assets will be charged to operations in the next fiscal year. Program rights are valued at the lower of unamortized cost or net realizable value.

c.   Revenue Recognition

     Revenue from the sale of advertising is recognized at the time the advertisements are aired.

d.   Property and Equipment

     Property and equipment are recorded at cost and depreciated on a straight-line basis over their estimated useful lives as follows:



     Leasehold improvements                             5 to 30 years
     Equipment                                          3 to 7 years
     Transportation                                     3 to 7 years
     Furniture and fixtures                             3 to 7 years


e.   Goodwill

     The Company was acquired in 1980 in a business combination accounted for using the purchase method. Goodwill of $9,659,793 represents the excess of the purchase price over the fair value of the net assets acquired. Goodwill is being amortized on a straight-line method over 30 years. Accumulated amortization for the years ended June 30, 1997 and 1996 was $5,479,902 and $5,155,902 respectively.

f.   Advertising Costs

     The Company expenses advertising costs as incurred. Advertising expense for the years ended June 30, 1997 and 1996 was $172,502 and $226,320, respectively.

g.   Income Taxes

     The Company is included in the consolidated federal income tax return of Pacific FM. For financial reporting purposes, the Company has provided for federal income taxes as if it filed a separate income tax return. Deferred income taxes reflect net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

     The provision for income taxes for the years ended June 30, consists of the following:


                                                          1997              1996
                                                    -----------------------------------


              Current taxes
                 Federal                               $  244,289         $ 708,073
                 State                                     69,674           213,538
                                                    -----------------------------------
              Total current taxes                         313,963           921,611
                                                    -----------------------------------
              Deferred taxes                              (61,013)         (257,041)
                                                    -----------------------------------
              Provision for income taxes               $  252,950         $ 664,570
                                                    -----------------------------------
                                                    -----------------------------------


     The significant components of the Company's deferred tax assets at June 30 are as follows:


                                                                        1997              1996
                                                                 -------------------------------------

      Property, plant and equipment basis differences            $         862        $   (16,266)
       Allowance for bad debts                                          60,320             60,000
       Other                                                           256,872            213,307
                                                                 -------------------------------------
                                                                 -------------------------------------
      Deferred taxes                                                $  318,054         $  257,041
                                                                 -------------------------------------
                                                                 -------------------------------------


      The income tax provisions differ from the amount computed by applying the U.S. statutory rate due to the following:


                                                                      For the Year Ended June 30,
                                                                 -------------------------------------
                                                                        1997              1996
                                                                 -------------------------------------


      Provision at federal statutory rate                                 34%                34%
      State taxes, net of federal benefit                                 20                   8
      Goodwill                                                            57                   6
      Decrease in valuation allowance                                     --                 (11)
      Other                                                               20                   1
                                                                 -------------------------------------
                                                                 -------------------------------------
      Total                                                              131%                38%
                                                                 -------------------------------------
                                                                 -------------------------------------

      The Company has not reflected a tax benefit associated with net operating loss carryforwards recorded at Pacific FM.

h.   Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. Radio Time Brokerage Agreement

The Company operates KAZA-AM, the Radio Fiesta Corporation ("broker") affiliate serving San Jose, California, pursuant to a five-year time brokerage agreement that commenced on August 1, 1995. The terms of the agreement require the Company to pay a monthly fee and to reimburse the broker for operating expenses. The Company is also required to pay additional payments if certain gross revenue figures are attained. In exchange for such payments, the broker makes available substantially all of its air time for broadcast or programming produced by the Company. Time Brokerage fees for the years ended June 30, 1997 and 1996, were $147,500 and $110,000 respectively.

3. Property and Equipment

The major classifications of property and equipment at June 30 are as follows:

                                                                    1997              1996
                                                              -----------------------------------
Transportation                                                      $ 349,958    $      275,284
Leasehold improvements                                                415,234           415,234
Equipment                                                           4,033,684         4,003,045
Furniture and fixtures                                                136,318           132,828
                                                              -----------------------------------
                                                                    4,935,194         4,826,391
Less accumulated depreciation                                       3,612,078         3,342,731
                                                              -----------------------------------
                                                              -----------------------------------
Net property and equipment                                      $   1,323,116    $    1,483,660
                                                              -----------------------------------
                                                              -----------------------------------

4. Assets Held Under Capital Leases

The Company's net assets recorded under capital leases by major class at June 30 are as follows:

                                                                   1997               1996
                                                            -------------------------------------


Equipment                                                      $   192,736         $   192,736
Less accumulated depreciation                                      192,736             192,736
                                                            -------------------------------------
                                                            -------------------------------------
Assets held under capital leases, net                          $        --         $        --
                                                            -------------------------------------
                                                            -------------------------------------

At June 30, 1997, the Company had no capitalized lease obligations.

5. Long-Term Debt

                                                                                 June 30,
                                                                   --------------------------------------
                                                                          1997               1996
                                                                   --------------------------------------


     Note payable in 48 monthly installments, including a
        balloon payment of $6,617,810 due August 1, 2000
        bearing interest at the Citibank N.A. base rate plus 2.5%
        (11% at June 30, 1997) ("Finova Loan")                     $      10,281,808   $    10,514,806
     Other long-term debt, due in monthly installments ranging
        from $6,278--$15,000. The notes bear interest rates
        ranging from 10%--12.25%                                             642,564           782,223
                                                                   --------------------------------------
     Total long-term debt                                                 10,924,372        11,297,029
     Less current portion                                                  1,224,642         1,056,385
                                                                   --------------------------------------
     Long-term debt, less current portion                           $      9,699,730   $    10,240,644
                                                                   --------------------------------------
                                                                   --------------------------------------

Principal maturities of long-term debt are as follows:



Year ending June 30:
   1999                               $   1,351,426
   2000                                   1,431,463
   2001                                   6,774,977
   2002                                      36,183
   Thereafter                               105,681
                                     -----------------
                                     -----------------
Total                                 $   9,699,730
                                     -----------------
                                     -----------------

6. Obligations for Program Rights

The approximate obligations for recorded cash program rights for the years subsequent to June 30, 1997, are as follows:



 1998                                  $   10,918,989
 1999                                       2,984,822
 2000                                       2,479,404
 2001                                         632,309
 2002                                          18,034
                                     -----------------
                                     -----------------
                                       $   17,033,558
                                     -----------------
                                     -----------------

7. Commitments and Contingencies

a.   Broadcasting Agreements

     At June 30, 1997, the Company is committed to acquire additional broadcast programming rights which have not been recorded on its balance sheet at a total cost of approximately $5,106,749.

b.   Lease Agreements

     The Company is committed under (noncancelable) long-term operating lease for facilities rent of its offices and television transmitter sites. The leases require payments of various expenses incidental to the use of the properties and consumer price index escalation clauses. Rent expense during the years ended June 30, 1997 and 1996 was $367,687 and $406,193, respectively.

     The future operating lease commitments for the next five years are estimated as follows:



     1998                                  $ 379,826
     1999                                    379,826
     2000                                    373,776
     2001                                    373,776
     2002                                    373,776
     Thereafter                              649,536
                                     -----------------
                                     -----------------
                                           $2,530,516
                                     -----------------
                                     -----------------

8. Related Party Transactions

The Company has receivables from related entities KOFY-AM, KDIA-AM and Next Century Air of $7,328,151, $3,156,738 and $410,512 in 1997, and $7,778,006,
$3,295,631 and $80,779 in 1996, respectively.

During the years ended June 30, 1997 and 1996, the Company paid salary and rent expenses on behalf of KDIA-AM and KOFY-AM totaling $276,000 and $271,800 respectively, which were charged to intercompany receivables.

The Company leases a transmitter site from a related party, a holding company whose stock is owned by Pacific FM. The Company is responsible for the maintenance of the property but is entitled to any income derived from the property. These costs are reflected above in the operating lease commitments.

The Company leases certain space for the parking of company vehicles on a month-to-month basis from a partnership, whose partners are stockholders or officers of Pacific FM. The lease expense for the years ended 1997 and 1996 was $5,664.

9. Retirement Plan

Pacific FM has an employee 401(k) retirement plan (the "Plan") covering all eligible employees. The contributions to the Plan are based upon elective salary deferrals by Plan participants. An officer of the Company is the trustee of the Plan. The Company did not make any contributions to the Plan during the years ended June 30, 1997 and 1996.

10. Network Affiliation

In February 1994, the Company entered into a television affiliation agreement with Warner Brothers ("WB") Communications for carriage of WB television programming commencing January 11, 1995, and terminating on January 11, 1998. WB has the option at its sole discretion to terminate or extend the agreement for additional successive years in two year increments for an unlimited period of time. Generally, WB Communications is obligated to pay the costs of providing the Company's network programming, and the Company has agreed to pay varying amounts of compensation and airtime to WB Communications based on the station's television market ratings of the broadcasting programs. Revenue, at various rates, is derived from the sale to advertisers of time in network programs for commercial announcements and is dependent on the quantitative and qualitative audience that the Company can deliver to prospective advertisers with WB network programs. The Company paid network affiliation fees of $748,500 and $468,272 for the years ended June 30, 1997 and 1996 respectively.

11. Financial Instruments

The Company maintains its cash balances in one financial institution located in the metropolitan San Francisco area. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000.

Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of customers comprising the Company's customer base and their dispersion across different industries and geographical locations.

12. Subsequent Events

a.   Option Purchase

     On July 8, 1997, the Company paid $10,000 for an option to purchase participation rights previously granted to a former shareholder. The rights, the term of which is the life of the Company's majority shareholder plus 21 years, entitled the former shareholder to 10% of the proceeds on any sale of the Company's outstanding shares, or a 10% interest in property acquired in any exchange of the Company's shares.

     On September 17, 1997 the company exercised its option to purchase the rights for $200,000 and a $1,800,000 interest bearing note due on January 2, 1998.

b.   Third Amendment to Finova Loan

     In exchange for Finova to modify certain loan covenants, the Company entered into a third amendment to the amended and restated loan in October 1997. The Company incurred an additional loan fee of $200,000 to be paid at the earlier of either prepayment of the loan balance or the loan maturity date. The third amendment is for a term of 46 months, and is collateralized by the Company's assets and the personal guarantee of the principal stockholder.

c.   Restructured Syndicator Debts

     The Company negotiated with four distributors to revise the restructured payment terms. In October 1997, the four distributors agreed to allow varying amount of discounts on license fees due to them, resulting in a gain of approximately $1,200,000 on the debt forgiveness.

d.   Radio Time Brokerage Agreement

     The Company has terminated its time brokerage agreement with Radio Fiesta Corporation, licensor of KAZA-AM radio. Arbitration is scheduled for May 1998 to determine the amount of liquidating damages, if any.

          B. Pro Forma Financial Information.
             --------------------------------

                  (See following pages)

                    PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)



     The pro forma condensed consolidated financial statements presented below are based on the historical financial statements of the Company. The pro forma condensed consolidated statements of operations for the year ended December 31, 1997 and for the three months ended March 31, 1998 give effect to (i) the acquisition of WDWB, the Company's WB affiliated station in Detroit, Michigan, which was acquired by the Company on January 31, 1997, (ii) the sale on May 11, 1998 of the Company's 8 7/8% Series A Senior Subordinated Notes due May 15, 2008 (the "Notes") and the application of the proceeds therefrom, (iii) the KOFY Acquisition and the related borrowings under the Credit Agreement, (iv) the dispositions of WWMT and WLAJ and (v) the refinancing of certain outstanding debentures with borrowings under the Credit Agreement, as if all such transactions occurred at January 1, 1997. The pro forma condensed consolidated balance sheet as of March 31, 1998 gives effect to (i) the sale of the Notes and application of the proceeds therefrom, (ii) the KOFY Acquisition and the related borrowings under the Credit Agreement and (iii) the disposition of WWMT and WLAJ, as if all such transactions occurred on March 31, 1998.

     The pro forma condensed consolidated financial statements give effect to the acquisitions of WDWB and KOFY under the purchase method of accounting and are based upon the assumptions and adjustments (including the preliminary allocation of the purchase price for the KOFY Acquisition) described in the accompanying notes. These pro forma condensed consolidated financial statements should be read in conjunction with the Financial Statements of KOFY appearing elsewhere in this Current Report on Form 8-K. The pro forma information is not necessarily indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of the Company's future results.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                          Year Ended December 31, 1997
                      (in thousands, except per share data)
                                   (unaudited)


                                                                                                   Less
                                    Granite         Add:                                          Combined
                                 Broadcasting      WDWB       Pro forma                Add:     WWMT and
                                 Corporation     One month    Adjustments            KOFY-TV      WLAJ
                                  Year ended       Ended      for WDWB             Year ended    Year Ended
                                  December 31,  January 31,     and                December 31, December 31,  Pro forma
                                     1997            1997   the offering As adjusted  1997         1997       Adjustments  Pro forma
                                  -----------   ----------- ------------ ----------- --------   ------------  -----------  ---------


Net revenue ......................  $ 153,512    $    901       22 (a)  $ 154,435   $  20,406   $ 23,338                   $151,503
Station operating expenses .......     83,729         618      (57)(b)     84,290      19,419     13,507       (3,063)(g)    87,139
Time brokerage agreement fees ....        600                                 600                    600                         --
Depreciation expense .............      5,718           6       14 (c)      5,738         273      1,123         (162)(h)     4,726
Amortization expense .............     13,824                  367 (d)     14,191         360      2,229       13,687 (i)    26,009
Corporate expense ................      6,639                               6,639                                             6,639
Non-cash compensation ............        986                                 986                                               986
                                     --------     -------     -----      --------     -------    -------       ------      --------
Operating income (loss) ..........     42,016         277                  41,991         354      5,879                     26,004
Equity in net loss of Investee ...      1,531                               1,531                                             1,531
Interest expense (income), net ...     38,986                  289 (e)     39,275       1,223        865          229 (j)    39,862
Non-cash interest expense ........      2,182                 (180)(f)      2,002                                             2,002
Other expense (income) ...........      1,167        (17)                   1,150     (1,230)        105                       (185)
                                     --------     -------     -----      --------     -------    -------       ------      --------
Income (loss) before income taxes
  and extraordinary item .........     (1,850)        294                 (1,967)         361      4,909                    (17,206)
(Provision) benefit for income tax     (1,616)       (19)                 (1,635)         588         --          701 (r)      (346)
                                     --------     -------     -----      --------     -------    -------       ------      --------
Income (loss) before
  extraordinary item(1) ..........   $ (3,466)    $   275               $ (3,602)     $   949    $ 4,909                   $(17,552)
                                     --------     -------               --------      -------    -------                   --------
                                     --------     -------               --------      -------    -------                   --------


------------------
(1) Does not reflect an anticipated pre-tax gain for financial reporting purposes of approximately $49 million from the disposition of WWMT and WLAJ.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                        Three Months Ended March 31, 1998
                      (in thousands, except per share data)
                                   (unaudited)


                                                                                      Less:
                                  Granite                                            Combined
                                Broadcasting                          Add:           WWMT and
                                 Corporation                         KOFY-TV           WLAJ
                                Three Months   Pro forma            Three Months   Three Months
                                    Ended      Adjustments            Ended           Ended
                                  March 31,     for the      As     March 31,        March 31,  Pro forma
                                     1998      offering   adjusted    1998            1998      Adjustments     Pro forma
                                  --------     --------  --------    ------          -------    -----------    ---------


Net revenue ..................... $ 36,724               $ 36,724  $  4,734         $  6,156                    $ 35,302
Station operating expenses ......   22,315                 22,315     4,177            3,550     (334)(g)         22,608
Time brokerage agreement fees ...      150                    150                        150                           0
Depreciation expense ............    1,365                  1,365        90              162      (62)(h)          1,231
Amortization expense ............    3,584                  3,584        90              557    3,422 (i)          6,539
Corporate expense ...............    2,017                  2,017                                                  2,017
Non-cash compensation ...........      333                    333                                                    333
                                   -------                -------    ------          -------                    --------

Operating income (loss) .........    6,960                  6,960       377            1,737                       2,574
Equity in net loss of investee ..      487                    487                                                    487
Interest expense (income), net ..    9,209        307 (e)   9,516       257              194      106 (j)          9,685
Non-cash interest expense .......      475        (45)(f)     430                                                    430
Other expense (income) ..........      242                    242                         26                         216
                                   -------                -------    ------          -------                    --------

Income (loss) before income taxes
  and extraordinary item ........   (3,453)                (3,715)      120            1,517                      (8,244)
Provision for income tax ........     (496)                  (496)      (87)               0      428 (r)           (155)
                                  --------               --------    ------          -------                   ---------

Income (loss) before
  extraordinary item(1) ......... $ (3,949)              $ (4,211)     $ 33          $ 1,517                   $  (8,399)
                                  --------               --------    ------          -------                   ---------
                                  --------               --------    ------          -------                   ---------

----------------
(1) Does not reflect an anticipated pre-tax gain for financial reporting purposes of approximately $49 million from the disposition of WWMT and WLAJ.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 March 31, 1998
                                   (Unaudited)
                                 (in Thousands)

                                         Granite                                                                 Less:
                                       Broadcasting       Pro Forma                                          Combined WWMT
                                       Corporation     Adjustments for                      Add: KOFY-TV        and WLAJ
                                      March 31, 1998     the Offering      As Adjusted     March 31, 1998    March 31, 1998
                                      --------------     ------------      -----------     --------------    --------------


Cash                                  $    3,945            10,046(k)        $13,991         $                 $
Accounts receivable, net............      28,833                              28,833
Film contract rights and other
assets..............................      21,742                              21,742             2,199             1,708
                                       --------                             --------          --------          --------
     Total current assets...........      54,520                              64,566             2,199             1,708
Property and equipment, net.........      35,507                              35,507             1,106             6,907
Other noncurrent assets.............      16,149             5,482(l)         18,744             2,817               515
                                                            (2,887)(l)
Intangible assets...................     518,266                             518,266                              82,912
                                       --------                             --------          --------          --------
     Total assets...................  $  624,442                          $  637,083          $  6,122         $  92,042
                                       --------                             --------          --------          --------
                                       --------                             --------          --------          --------

            Liabilities
Accounts payable....................  $    3,319                          $    3,319          $    596         $
                                                                                                                     223
Accrued liabilities.................      17,609                              17,609             1,874               475

Film contract rights and other
current liabilities.................      11,096                              11,096             2,372             1,130
                                       --------                             --------          --------          --------
     Total current liabilities......      32,024                              32,024             4,842             1,828

Long-term debt......................     385,790            15,521(m)        401,311
Other noncurrent liabilities........       5,964             1,327(k)          7,291             6,115               427

Deferred income taxes...............      30,500                              30,500
Redeemable Preferred Stock..........     209,421                             209,421

   Stockholders' equity (deficit)
Common stock........................          97                                  97
Additional paid in capital..........      22,668                              22,668
Accumulated deficit.................     (58,359)           (2,887)(l)       (62,566)                            (11,504)
                                                            (1,320)(1)
Less:  Unearned compensation........      (2,729)                             (2,729)
     Note receivable from officer...        (887)                               (887)
     Treasury stock.................         (47)                                (47)
                                       --------                             --------          --------          --------
Total stockholders' equity (deficit)     (39,257)                            (43,464)                            (11,504)
Net assets to be acquired and                                                                   (4,835)          101,291
                                       --------                             --------          --------          --------
disposed............................
Total liabilities and stockholders'
equity (deficit)....................  $ 624,442                            $ 637,083         $   6,122         $  92,042
                                       --------                             --------          --------          --------
                                       --------                             --------          --------          --------









                                                           Pro Forma
                                                          Adjustments        Pro Forma
                                                          -----------        ---------

Cash                                                                      $    13,991
Accounts receivable, net............                                           28,833
Film contract rights and other                              (393)(n)           16,840
assets..............................                      (5,000)(n)
                                                                          -------------
     Total current assets...........                                           59,664
Property and equipment, net.........                                           29,706
Other noncurrent assets.............                      (1,668)(n)           19,378

Intangible assets...................                      257,195(n)          692,549
                                                                          -------------

     Total assets...................                                      $   801,297
                                                                          -------------
                                                                          -------------

            Liabilities
Accounts payable....................                                      $     3,692

Accrued liabilities.................                       18,735(o)           40,143
                                                            2,400(r)
Film contract rights and other
current liabilities.................                                           12,338
                                                                          -------------
     Total current liabilities......                                           56,173

Long-term debt......................                       18,150(p)          419,461
Other noncurrent liabilities........                        (780)(n)           25,036
                                                           12,837(o)
Deferred income taxes...............                       45,757(n)           76,257
Redeemable Preferred Stock..........                                          209,421

   Stockholders' equity (deficit)
Common stock........................                                               97
Additional paid in capital..........                                           22,668
Accumulated deficit.................                       49,309(q)           (4,153)
                                                          (2,400)(r)
Less:  Unearned compensation........                                           (2,729)
     Note receivable from officer...                                             (887)
     Treasury stock.................                                              (47)
                                                                          -------------
Total stockholders' equity (deficit)                                           14,949
Net assets to be acquired and                             106,126(q)
                                                                          -------------
disposed............................
Total liabilities and stockholders'
equity (deficit)....................                                      $   801,297
                                                                          -------------


                NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

         Adjustments reflected in the pro forma financial statements are explained as follows:

(a) To adjust net revenue to reflect reduced national representative commissions at WDWB.

(b) To adjust station operating expenses at WDWB as follows:


         To reduce amortization of film contract rights to reflect the net assets
          acquired based on the allocation of the purchase price                                            $35,000
         To eliminate a management fee paid to a related party of WDWB                                       22,000
                                                                                                            --------
                                                                                                            $57,000
                                                                                                            --------

(c) To record additional depreciation expense at WDWB based on the allocation of the purchase price.

(d) To record amortization of the excess cost of the purchase price over the net assets acquired.

(e) To adjust interest expense as follows:

                                                                            Year Ended                     Three Months
                                                                           December 31,                       Ended
                                                                              1997                        March 31, 1998
                                                                          -------------                   ---------------
         To record interest expense on the Notes
              at the effective rate(1)                                   $   15,451,000                   $3,863,000
         To reflect savings resulting from the
              redemption of the Company's 12.75%
              Senior Subordinated Debentures due September 1, 2002
              in September 1997 which was replaced with bank debt            (1,900,000)                           -
         To eliminate interest expense on $22,961,000
              principal amount of the Company's 10 3/8% Senior
              Subordinated Notes due May 15, 2005                            (2,382,000)                    (596,000)
         To eliminate interest expense on
              Credit Agreement                                              (10,880,000)                  (2,960,000)
                                                                          -------------                   -----------

                                                                          $     289,000                   $   307,000
                                                                          -------------                   ------------
                                                                          -------------                   ------------


    --------------
    (1) In anticipation of the offering of the Notes, the Company entered into an interest rate forward contract with one of the initial purchasers of the Notes. The Company received $1,327,000 on the settlement of the forward contract. This amount will be recorded as a noncurrent liability and will be recognized as a reduction to interest expense over the term of the Notes.

(f) To record amortization of deferred financing costs associated with the sale of the Notes net of reduced amortization from the write-off of deferred financing costs associated with the Credit Agreement and the write-off of a pro rata portion of deferred financing costs associated with the repurchase of $22,961,000 principal amount of 10 3/8% Senior Subordinated Notes due May 15, 2005 ("10 3/8% Notes").

(g)      To adjust station operating expenses at KOFY as follows:


                                                                            Year Ended                 Three Months
                                                                           December 31,                   Ended
                                                                                1997                  March 31, 1998
                                                                         -----------------            --------------
         To eliminate the cost of contracts and other
           operating assets excluded from the purchase of
           KOFY under the terms of the purchase and sale
           agreement                                                         $1,053,000                   $ 21,000
         To reduce amortization of film contract rights to
           reflect the net assets acquired based on a preliminary
           allocation of the purchase price                                   1,300,000                    325,000
         To eliminate legal expenses in connection with the
           sale of radio stations owned by the owner of KOFY                    355,000                          -
         To reduce salary expense and related benefit costs
           associated with the controlling shareholder of
           Pacific                                                              179,000                     45,000
         To adjust sales expense to reflect reduced national
           representative commissions                                           176,000                    (57,000)
                                                                             ----------                   ---------

                                                                             $3,063,000                   $334,000
                                                                             ----------                   ---------
                                                                             ----------                   ---------

         The Company expects to realize approximately $1,100,000 of annualized net cost savings at KOFY resulting from the elimination of duplicative staffing and redundant operating expenses and new rates associated with revised vendor contracts, which cost savings have not been reflected in the adjustments. Had such adjustments been made, EBITDA on a pro forma basis would have been approximately $58,825,000 for the year ended December 31, 1997 and $11,777,000 for the three months ended March 31, 1998. While management believes that such cost savings are achievable, the Company's ability to fully achieve such costs savings is subject to numerous factors, some of which may be beyond the Company's control.

(h) To reduce depreciation expense to reflect the net assets of KOFY acquired based on a preliminary allocation of the purchase price.

(i)      To reflect increased amortization expense as follows:


                                                                            Year Ended          Three Months
                                                                           December 31,              Ended
                                                                                1997            March 31, 1998
                                                                         -----------------      --------------
           (i) Amortization of the excess cost of the purchase
                price over the net assets acquired                          $14,047,000           $3,512,000
           (ii) Elimination of historical amortization expense
                  in the financial statements of KOFY                          (360,000)            (90,000)
                                                                           -------------         -----------

                                                                            $13,687,000          $3,422,000
                                                                           -------------         -----------
                                                                           -------------         -----------

(j) To record interest expense on additional borrowings under the Credit Agreement at an assumed rate of 8% and to eliminate historical interest expense in the financial statements of KOFY.

(k) To record the excess proceeds from the sale of the Notes and proceeds from the settlement of the interest rate forward contract.

(l) To reflect the incurrence of deferred financing costs associated with the issuance of the Notes and to write-off deferred financing costs associated with the Credit Agreement and a pro rata portion of deferred financing costs associated with the Company's 10 3/8% Notes.

         In connection with the repayment of borrowings under the Credit Agreement on May 11, 1998, the Company recorded an extraordinary loss of approximately $2,364,000, reflecting a write-off of deferred financing fees. In connection with the repurchase of the 10 3/8% Notes, the Company recorded an extraordinary loss of $1,843,000, consisting of the premium paid on the repurchase of the 10 3/8% Notes of $1,320,000 and a write-off of a pro rata portion of the related deferred financing fees of approximately $523,000.

(m)      To adjust long-term debt as follows:

           (i)   Issuance of the Notes, net of discount                                       $ 174,482,000
           (ii)  Repurchase of 103/8% Notes                                                     (22,961,000)
           (iii) Repayment of outstanding bank debt                                            (136,000,000)
                                                                                               -------------
                                                                                            $    15,521,000
                                                                                               -------------
                                                                                               -------------

(n) To record the preliminary allocation of the purchase price of KOFY as follows:

                                                      Historical Carrying
                                                       Value as Reported       Estimated Market
                                                            KOFY-TV            Value of Assets        Pro Forma
           Caption                                       March 31, 1998           Purchased           Adjustment
           -------                                       --------------           ---------           ----------
           Film contract rights and other assets           $ 2,199,000          $   1,806,000     $     (393,000)
           Property and equipment                            1,106,000              1,106,000                  -
           Film contract rights and other                    2,817,000              1,149,000         (1,668,000)
           noncurrent assets
           Intangible assets                                         -            257,195,000        257,195,000
           Accounts payable                                   (596,000)              (596,000)                 -
           Accrued liabilities                              (1,874,000)            (1,874,000)                 -
           Film contract rights and other current           (2,372,000)            (2,372,000)                 -
           liabilities
           Deferred tax liability                                    -            (45,757,000)       (45,757,000)
           Other noncurrent liabilities                     (6,115,000)            (5,335,000)           780,000
                                                           ------------        ---------------    ---------------
           Net assets                                     $ (4,835,000)          $205,322,000       $210,157,000
                                                           ------------        ---------------    ---------------
                                                           ------------        ---------------    ---------------

         In addition, the Company made a $5,000,000 deposit on the KOFY Acquisition which has been reclassed from current assets to intangible assets.

(o) The WB network agreed to enter into a ten-year affiliation agreement with Pacific and the Company instead of another television station in the San Francisco market in return for total consideration of $31,572,000. On September 1, 1998, the Company will pay $14,500,000 to the WB Network and the remaining $17,072,000 is to be paid over a 5 year period. The Company will amortize the total consideration paid over ten years. Of the $31,572,000, $18,735,000 has been reflected as a current liability and the remaining $12,837,000 has been reflected as noncurrent.

(p)      To record additional borrowings under the Credit Agreement.

(q) To eliminate the historical carrying value of the net assets acquired and disposed and to record the gain on the assets disposed.

(r) To recognize taxes on the sale of WWMT and WLAJ and to adjust the tax provision to reflect the KOFY Acquisition.



  C. Exhibits.
     ---------

      2.5 First Amendment to Purchase and Sale Agreement, dated as of July 20, 1998, among Granite Broadcasting Corporation, Pacific FM Incorporated, James J. Gabbert and Michael P. Lincoln.


      2.6 Purchase and Sale Agreement, dated as of July 15, 1998, among Granite Broadcasting Corporation, WLAJ, Inc., WLAJ License, Inc., WWMT-TV, Inc. and WWMT-TV License, Inc.


     23.1     Consent of Independent Auditors (Ernst & Young LLP).


                        Item 8. Change in Financial Year
                        --------------------------------

                                 Not Applicable

           Item 9. Sales of Equity Securities Pursuant to Regulation S
           -----------------------------------------------------------

                                 Not Applicable

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        GRANITE BROADCASTING CORPORATION

Dated:  August 13, 1998         By: /s/ Lawrence I. Wills
                                    -----------------------------------------
                                Name: Lawrence I. Wills
                                Its:  Vice President - Finance and Controller

                                  EXHIBIT INDEX
                                  -------------


      2.5 First Amendment to Purchase and Sale Agreement, dated as of July 20, 1998, among Granite Broadcasting Corporation, Pacific FM Incorporated, James J. Gabbert and Michael P. Lincoln.


      2.6 Purchase and Sale Agreement, dated as of July 15, 1998, among Granite Broadcasting Corporation, WLAJ, Inc., WLAJ License, Inc., WWMT-TV, Inc. and WWMT-TV License, Inc.


     23.1     Consent of Independent Auditors (Ernst & Young LLP).